UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 21, 2026

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 21, 2026, Texas Roadhouse, Inc., a Delaware corporation (the “Company”), held its Annual Meeting of Shareholders. The matters voted on by shareholders and the voting results are as follows:

A.	Election of Directors.

The nominees for the Company’s Board of Directors were elected as follows:

Name	For	Withheld	Abstain	Broker Non-Votes
Jane Grote Abell	55,594,664	347,564	27,247	4,624,954
Hugh J. Carroll	55,690,485	251,638	27,352	4,624,954
Michael A. Crawford	55,358,029	583,796	27,650	4,624,954
Donna E. Epps	55,363,182	481,483	124,810	4,624,954
Elizabeth K. Ingram	55,810,651	131,924	26,900	4,624,954
Wayne L. Jones	55,499,574	441,951	27,950	4,624,954
Gregory N. Moore	54,398,238	1,542,883	28,354	4,624,954
Gerald L. Morgan	55,694,912	247,450	27,113	4,624,954
Curtis A. Warfield	55,240,872	699,380	29,223	4,624,954

B.	Ratification of the finance and audit committee’s selection of KPMG LLP as the Company’s independent auditors for fiscal year 2026.

The selection of KPMG LLP was ratified as follows:

For	Against	Abstain	Broker Non-Votes
59,265,718	1,303,270	25,441	-

C.	Advisory Vote on Executive Compensation.

The compensation of the named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstain	Broker Non-Votes
54,319,888	1,606,486	43,101	4,624,954

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: May 22, 2026	By:	/s/ Michael S. Lenihan
Michael S. Lenihan
Chief Financial Officer

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